Exhibit 23.1


                    Irvine Apartment Communities, L.P.
                      Consent of Independent Auditors

               We consent to the use of our report dated January 31, 1997 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, L.P. included in this Registration Statement (Form 10).

                                            ERNST & YOUNG LLP

Newport Beach, California
May 12, 1997